Exhibit 23(b)
                          Consent of Deloitte & Touche



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                    INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-79258 on Form S-8 of Lannett Company, Inc. and subsidiary of our report dated September 2, 1998 appearing in this Annual Report on Form 10-KSB of Lannett Company, Inc. and subsidiary for the year ended June 30, 1998.




Deloitte & Touche LLP

Philadelphia, Pennsylvania
September 25, 1998